Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 20, Westpac Place
275 Kent Street
SYDNEY   NSW   2000
Telephone:            (61 2) 8253 0390
Facsimile:               (61 2) 8253 1215

17 November 2006

Company Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY   NSW   2000

Dear Sir / Madam

Appendix 3Y — Securities Transactions by David Morgan

Dr David Morgan, the Chief Executive Officer of Westpac Banking Corporation, currently holds 1,958,186 Westpac shares.

To assist in funding the exercise of options on Westpac shares, Dr Morgan entered into a 3 year cap/collar transaction with the Commonwealth Bank of Australia (CBA) in November 2004.  The term of the arrangement with CBA is for three years with annual renewal.  Disclosures were made to the ASX covering these transactions in November 2004 and November 2005.

The attached Appendix 3Y notes that the arrangement will be extended to December 2007.

Yours faithfully

Anna O’Connell
Head of Group Secretariat

Appendix 3Y - Listing Rule 3.19A.2

Change of Director’s Interest Notice

Date	17 November 2006
Name of entity	Westpac Banking Corporation (“Westpac”)
ABN	33 007 457 141

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Dr David Raymond Morgan
Date of last notice	29 September 2006

Part 1  —  Change of director’s relevant interests in securities

Direct Interests

Direct or indirect interest	Direct	Direct	Direct
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	—	—	—
Date of change	—	—	—
No. of securities held prior to change	1,958,186	2,139,000	654,000
Class	Fully paid ordinary shares	Options to acquire fully paid ordinary shares	Rights to acquire fully paid ordinary shares
Number acquired	—	—	—
Number disposed of	—	—	—
Value / Consideration Note: If consideration is non-cash, provide details and estimated valuation.	—	—	—
No. of securities held after change	1,958,186 (no change)	2,139,000 (no change)	654,000 (no change)
Nature of change Eg on-market trade, off- market trade, exercise of options, issue of securities under DRP, participation in buy-back.	—	—	—

Appendix 3Y - Listing Rule 3.19A.2
Change of Director’s Interest Notice

Indirect Interests

Direct or indirect interest	Indirect	Indirect	Indirect	Indirect	Indirect	Indirect	Indirect	Indirect
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.
Date of change	—	—	—	—	—	—	—	—
No. of securities held prior to change	1,463,413.07	1,894,736.84	1,054,603.31	41,214	10,000	1,256,114	840,000	900,000
Class	Units in BT Global Return Fund	Units in BT Wholesale Asian Share Fund	Units in BT Wholesale Smaller Companies Fund	Shares in Australian Infrastructure Fund, ASX Code AIX	Units in BT Wholesale Smaller Companies Fund	Units in BT Wholesale Global Property Securities Fund	Units in BT Wholesale MicroCap Opportunities Fund	Units in BT Wholesale Core Global Share Fund
Number acquired	—	—	—	—	—	—	—	—
Number disposed	—	—	—	—	—	—	—	—
Value / Consideration Note: If consideration is non-cash, provide details and estimated valuation.	—	—	—	—	—	—	—	—
No. of securities held after change	1,463,413.07 (no change)	1,894,736.84 (no change)	1,054,603.31 (no change)	41,214 (no change)	10,000 (no change)	1,256,114 (no change)	840,000 (no change)	900,000 (no change)
Nature of change Eg on-market trade, off-market trade, exercise of options, issue of securities under DRP, participation in buy-back.	—	—	—	—	—	—	—	—

Part 2 - Change of director’s interests in contracts

Detail of contract

To assist in funding the exercise of options on Westpac shares, Dr Morgan entered into a 3 year cap/collar transaction with the Commonwealth Bank of Australia (CBA) in November 2004. The term of the arrangement with CBA is for three years with annual renewal. Disclosures were made to the ASX covering these transactions in November 2004 and November 2005.

The terms of the arrangement with CBA are now being varied, the effect of which is that the cap/collar that was originally due to expire in November 2007 is being extended to expire in December 2007.
Nature of interest	Direct interest
Name of registered holder (if issued securities)	Dr David Morgan
Date of change	14 November 2006
No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed.	—
Interest acquired	See description in “Detail of Contract” above
Interest disposed	See description in “Detail of Contract” above
Value / Consideration Note: If consideration is non-cash, provide details and an estimated valuation.	—
Interest after change	No change to interest